Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

for

Tender of All Outstanding

10.75% Senior Notes Due 2016

and

10.75%/11.5% Senior Toggle Notes due 2018

In Exchange for

New 10.75% Senior Notes Due 2016

and

10.75%/11.5% Senior Toggle Notes due 2018

of

HARRAH’S OPERATING COMPANY, INC.

Registered holders of outstanding 10.75% Senior Notes due 2016 and 10.75%/11.5% Senior Toggle Notes due 2018 (the “Original Notes”) who wish to tender their Original Notes for a like principal amount of new 10.75% Senior Notes due 2016 and 10.75%/11.5% Senior Toggle Notes due 2018 (the “Exchange Notes”) which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), whose Original Notes are not immediately available or who cannot deliver their Original Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to U.S. Bank National Association (the “Exchange Agent”) prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mail to the Exchange Agent. See “The Exchange Offers—Procedures for Tendering” in the Prospectus dated October         , 2008 of Harrah’s Operating Company, Inc. (the “Prospectus”).

The Exchange Agent for the Exchange Offers:

U.S. BANK NATIONAL ASSOCIATION

By Registered & Certified Mail: U.S. BANK NATIONAL ASSOCIATION Corporate Trust Operations EP-MN-WS3C 60 Livingston Avenue St. Paul, Minnesota 55107-1419	By Regular Mail or Overnight Courier: U.S. BANK NATIONAL ASSOCIATION 60 Livingston Avenue St. Paul, Minnesota 55107 Attention: Specialized Finance

In Person by Hand Only:

U.S. BANK NATIONAL ASSOCIATION

1 st Floor—Bond Drop Window

Corporate Trust Operations

60 Livingston Avenue

St. Paul, Minnesota 55107

By Facsimile (for Eligible Institutions only):

(651) 495-8158

For Information or Confirmation by

Telephone:

1-800-934-6802

Delivery of this notice of guaranteed delivery to an address other than as set forth above or transmission via facsimile to a number other than as set forth above does not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

The undersigned hereby tenders for exchange to Harrah’s Operating Company, Inc. (the “Issuer”), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Original Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offers—Guaranteed Delivery Procedures.”

The undersigned understands and acknowledges that the Exchange Offers will expire at 5:00 p.m., New York City time, on                     , 2008, unless extended by the Issuer. The term “Expiration Date” shall mean 5:00 p.m., New York City time, on                     , 2008 unless the Exchange Offers are extended as provided in the Prospectus, in which case the term “Expiration Date” shall mean the latest date and time to which the Exchange Offers are extended.

All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death, incapacity or dissolution of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the undersigned’s heirs, personal representatives, successors and assigns.

SIGNATURE

                                                                                                               Date:

                                                                                                               Date:

(Signature(s) of Holder(s) or Authorized Signatory)

Area Code and Telephone Number: (        )            -

Name(s):

(Please Print)

Capacity (full title), if signing in a fiduciary or representative capacity:

Address

Taxpayer Identification or Social Security No.:

Principal Amount of Original Notes Tendered:

Certificate Number(s) of Original Notes (if available):

Aggregate Principal Amount Represented by Certificate(s):

IF ORIGINAL NOTES WILL BE TENDERED BY BOOK-ENTRY TRANSFER, PROVIDE THE FOLLOWING INFORMATION:

DTC Account Number:

Transaction Number:

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GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth on the reverse hereof, the certificates representing the Original Notes (or a confirmation of book-entry transfer of such Original Notes into the Exchange Agent’s account at the book-entry transfer facility), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the Expiration Date (as defined in the Letter of Transmittal).

Name of Firm:	Area Code and Telephone No.: ( ) -

(Authorized Signature)	Name: (Please Type or Print)

Address: (Zip Code)	Title: Date:

NOTE: DO NOT SEND ORIGINAL NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ORIGINAL NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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